10/17/81 G



           LEASE dated as of October 21, 1981 between Vornado,
Inc., as Landlord, and Popular Services, Inc., as Tenant.

           Landlord hereby leases to Tenant premises situated in Garfield, New Jersey.

           The parties agree with each other as follows:


                             ARTICLE I

             THE PARTIES, THE PREMISES, DEFINED TERMS

           Section 1.01.  The Parties.

           (a) Vornado, Inc. is a Delaware corporation. Its address is 174 Passaic Street, Garfield, New Jersey 07026. It is referred to as "Landlord".

               (b) Popular Services, Inc., is a New York corporation. It has an address at 128 Dayton Avenue, Passaic, New Jersey 07055.
It is referred to as "Tenant".

           Section 1.02.  The Premises and Other Defined Terms.

           (a) The Premises consists of a parcel of land and building and other site improvements located upon that land. The Premises are shown on Exhibit A. The building is referred to in this Lease as the "Building". The portion of the Premises not occupied by the Building is designated on Exhibit A and is referred to in this Lease as the "Building Lot".

           (b) Capitalized words and various phrases used in this Lease which are capitalized may be defined terms. These terms are defined in the body of the Lease.

           (c) The following capitalized terms are defined in various Sections and subsections of this Lease as set forth in the following table:

           Additional Rent................................4.03
           Award..........................................5.14
           Basic Rent.....................................4.01
           Building.......................................1.02(a)
           Building Lot...................................1.02
           Cancellation Date..............................3.06
           Claims.........................................5.02(b)
           Commencement Date..............................3.02(a)
           Delivery of Possession.........................2.05
           Expiration Date................................3.02(b)
           Impositions....................................4.02(c)
           Insurance......................................5.11
           Insurance Contributions........................5.11
           Insurance Requirements.........................5.10
           Lease Year.....................................3.02(c)
           Lien...........................................5.03(b)
           Master Lease...................................8.03(b)
           Master Lessor..................................8.03(b)
           Mortgage.......................................8.03(b)
           Mortgagee......................................8.03(b)
           Premises.......................................1.02(a)
           Rent...........................................4.03
           Supplementary Parking Area.....................7.01

           Supplementary Parking Area Contributions.......7.03
           Taking.........................................5.14
           Taking Date....................................5.14
           Tax Contributions..............................4.02
           Tenant's Agents................................5.02
           Tenant's Equipment.............................5.09
           Tenant's Work..................................2.03


                            ARTICLE II

              MAKING THE PREMISES READY FOR OCCUPANCY

           Section 2.01.  Condition of Premises.

           The Premises shall be delivered in broom clean condition. At the time of delivery of possession, the roof shall be free of leaks and the plumbing, electrical, heating, ventilation and air-conditioning (if any) systems shall be in good working order. Landlord shall also remove all signs from the Premises and shall repair the canopy over the front door of the Building.

           Section 2.02.  Approvals.

           (a) Promptly after the execution of this Lease, Landlord and Tenant shall apply for any zoning variance or change which may be required for the change of use of the Building to a general office building with an auxiliary retail store of no more than 15,000 square feet, for Tenant's occupancy. If required, Landlord and Tenant shall join in the application. Landlord and Tenant shall cooperate with each other in prosecuting the application. The cost of the application, including any attorneys' fees, shall be paid by Tenant. Any attorney selected shall be subject to the reasonable approval of both parties.

           (b) (i) If the variance or change has not been granted within sixty (60) days following the date the initial application for it is submitted, then, subject to subsection 2.02(c), either party shall have the right to cancel this Lease by giving notice to the other within ten (10) days following the expiration of that sixty (60) day period.

                (ii) If as a condition to the granting of the variance or change Tenant shall be required to perform additional alterations not otherwise required by other applicable legal requirements or contemplated by Tenant as part of Tenant's Work and the cost of the additional alterations shall exceed $200,000.00, Tenant may cancel this Lease by giving notice to Landlord within thirty days after the need for any such alterations is imposed. Within thirty days after receipt of Tenant's notice, Landlord may nullify the cancellation by notifying Tenant that Landlord shall bear the cost of such additional alterations in excess of $200,000.00.

                (iii) If a variance or change is granted which shall permit the Building to be used as an office building but such variance or approval shall impose limitations upon the use of the Building for office purposes which shall materially adversely impair the use of the Building for Tenant's corporate headquarters (as presently constituted), Tenant may cancel this lease by giving Landlord notice within 30 days after the variance is granted.

           (c) If a party shall elect to cancel this Lease in accordance with subsection 2.02(b), part (i) the other may nullify that cancellation if at the time the cancellation notice is given an application for the zoning variance or change is pending. The right to nullify the cancellation shall be exercisable by giving notice to the other party within ten (10) days after receipt of the cancellation notice. If neither party elects to cancel this Lease in accordance with subsection 2.02(b), part (i) or if a cancellation notice is nullified in accordance with this subsection (c) but the variance or change has not been granted within one hundred and twenty (120) days following the date the initial application is submitted, then either party may elect to cancel this Lease by giving notice within ten (10) days following the expiration of that one hundred and twenty (120) day period.

           (d) Upon a cancellation of this Lease in accordance with this Section 2.02, both parties shall be relieved of all further obligations under this Lease.

           Section 2.03.  Tenant's Work.

           (a) The alterations and improvements described in Exhibit B are referred to in this Lease as "Tenant's Work". Within a reasonable time after the date of this Lease Tenant shall submit plans and specifications for Tenant's Work to Landlord for Landlord's approval. Landlord shall not unreasonably withhold or delay its approval.

           (b) Promptly after the zoning variance or change referred to in section 2.02 is approved, or, if none is required, promptly after the date of this Lease, Tenant shall apply for all other permits and approvals which shall be necessary with respect to Tenant's Work and Tenant's occupancy of the Premises for office purposes and incidental retail use. Promptly after the necessary permits and approvals are issued, Tenant shall commence and diligently prosecute such portions of Tenant's Work as shall be necessary for the issuance of a certificate of occupancy for the Premises. Tenant agrees to deliver all required copies of permits, certificates and approvals to Landlord.

           (c) Tenant's Work shall be performed in accordance with all applicable legal requirements, the approved plans and specifications, any building permit, all insurance requirements and in a good and workmanlike manner.

           Section 2.04.  Insurance Covering Tenant's Work.

           Tenant shall not commence to perform Tenant's Work, repairs, or any alterations unless prior to the commencement of the work, Tenant shall obtain and, during the performance of the work, keep in force public liability and workmens' compensation insurance to cover every contractor to be employed. The policies shall be non-cancellable without ten days notice to Landlord and shall be in amounts and by companies reasonably satisfactory to Landlord. Prior to the commencement of Tenant's Work, Tenant shall deliver duplicate originals or certificates of insurance policies to Landlord.

           Section 2.05.  Delivery of Possession.

           Delivery of Possession shall occur upon the later to occur of (i) the date Landlord tenders possession of the Premises to Tenant, or (ii) the date the variance or change referred to in
Section 2.02 shall have been granted. If the event referred to in part (ii) shall occur on or before February 1, 1982, Landlord agrees to tender possession of the Premises to Tenant on or before February 1, 1982. If the event referred to in part (ii) shall occur after February 1, 1982, Landlord agrees to tender possession of the Premises to Tenant no later than the occurrence of that event.

                            ARTICLE III

                               TERM

           Section 3.01.  The Term Defined.

           (a) The Term shall commence on the Commencement Date and shall expire on the Expiration Date, as defined in Section
3.02.

           (b) At any time after the Commencement Date, at the request of either party, the other party shall execute a certificate in recordable form setting forth the exact
Commencement Date and the originally fixed Expiration Date.

           Section 3.02.  Commencement Date and Expiration Date.

           (a) The Commencement Date shall be the later to occur of (i) Delivery of Possession or (ii) February 1, 1982.

           (b) The Expiration Date shall be the tenth anniversary of the last day of the first Lease Year. If this Lease is cancelled or terminated prior to the fixed Expiration Date, the Expiration Date shall be the date on which this Lease is cancelled or terminated.

           (c) The first Lease Year shall commence on the Commencement Date and shall continue for four months. Each subsequent Lease Year shall commence on the day following the end of the preceding Lease Year and shall continue for one full year.
The last Lease Year shall end on the Expiration Date.

           Section 3.03.  Holdover.

           If Tenant shall continue its occupancy of the Premises after the Expiration Date, the occupancy shall not be deemed to extend or renew the Term and the tenancy shall constitute a tenancy from month to month on all of the terms of the Lease but at the Rent in effect at the expiration of the Term.

           Section 3.04.  Short form Lease.

           At any time during or prior to the Term, at the request of either party, the other party shall execute a short form lease or memorandum of lease in proper form for recording as may be required by law, excluding any portion of Article IV.

           Section 3.05.  Right of First Refusal.

           (a) If Landlord shall desire to lease the Premises for a term which shall commence after the originally fixed Expiration Date, provided that Tenant shall not be in Default under this Lease and this Lease is in full force and effect, Landlord may notify Tenant of the terms and conditions which shall be satisfactory to Landlord and Tenant shall have fifteen days after Landlord's notice to accept the terms and conditions submitted by Landlord. If Tenant shall fail to do so within that fifteen day period, Landlord shall have the right to enter into a lease with any other party for the same or greater annual rate of rental than the rental set forth in Landlord's notice and Tenant's rights under this section shall not apply to that new lease.

           (b) Subject to the conditions of subsection (a), if on or before the originally fixed Expiration Date Landlord shall have received a bona fide offer to Lease the Premises from an unaffiliated third party and that offer is acceptable to Landlord (the "Offer"), provided that Tenant shall not be in Default under this Lease and that this Lease is in full force and effect, Tenant shall have the right to accept a lease for that Premises. The terms of that lease shall be the same terms and conditions as the Offer except as provided in this subsection. Landlord's notice shall be accompanied by the proposed lease (the "New Lease"). Tenant's right shall be only exercisable by Tenant by giving notice to Landlord within fifteen days after Landlord's notice that Tenant accepts the Offer accompanied by counterparts of the New Lease executed by Tenant. The form of the New Lease shall be substantially similar to the form of this lease, to the extent practicable, and must otherwise be satisfactory to Landlord. The term of the New Lease shall commence on the date succeeding the Expiration Date and shall, at Landlord's election, continue for the term provided for in the Offer or five years.

           (c) Tenant's rights under this Section shall expire if the lease shall be assigned by Tenant to any other party. The expiration shall be effective whether or not Landlord had previously consented to the assignment. If Tenant shall fail to exercise its rights under this section within any applicable fifteen day period, Tenant's rights under this section shall expire. Time shall be of the essence with respect to Tenant's exercise of its rights under this section.

           Section 3.06.  Tenant's Right of Cancellation.

           (a) At any time following the third anniversary of the Commencement Date, provided that Tenant shall not be in Default of a material obligation under this Lease, Tenant shall have the right to cancel this Lease by notifying Landlord of Tenant's election. If Tenant shall elect to cancel this Lease, this Lease shall be cancelled on the "Cancellation Date". The "Cancellation Date" shall be the later to occur of (i) the first anniversary of Tenant's notice of cancellation or (ii) the date of cancellation set forth in Tenant's notice. In consideration for the right to cancel this Lease, at the time Tenant shall exercise its right, Tenant shall pay to Landlord an amount equal to the Rent which would otherwise be payable during the full year following the Cancellation Date.

           (b) If this Lease is validly cancelled in accordance with the provisions of subsection 3.06(a), except for liabilities which have accrued prior to the Cancellation Date: Landlord shall be relieved of all further obligations under the Lease; and upon surrender of the Premises on or before the Cancellation Date in accordance with Section 5.07, Tenant shall be relieved of all further obligations under this Lease.

                            ARTICLE IV

                         RENT AND SECURITY

           Section 4.01.  Basic Rent.

           (a) From and after the Commencement Date, Tenant shall pay Basic Rent to Landlord at the annual rates set forth in the following table:

                                              Annual Rate
           Applicable Period                 of Basic Rent

           First Lease Year                   $ 102,009.38
           Second and Third Lease Years       $ 272,025.00
           Fourth and Fifth Lease Years       $ 321,408.00
           Sixth and Seventh Lease Years      $ 371,628.00
           Eighth and Ninth Lease Years       $ 421,848.00
           Tenth and Eleventh Lease Years     $ 472,068.00

           (b) Basic Rent shall be payable in equal monthly installments. Each installment shall be due in advance on the first day of each month. If the Commencement Date occurs on a day other than the first day of any month, Basic Rent for the period which commences on the Commencement Date and ends on the last day of the month in which the Commencement Date occurs shall be paid on the Commencement Date and shall be apportioned equitably.

           Section 4.02.  Tax Contributions.

           Tenant shall pay Tax Contributions to Landlord in accordance with the following:

           (a) Tax Contributions shall be payable from and after the Commencement Date within thirty (30) days after Landlord renders a bill to Tenant. Landlord shall not render bills more than four times each calendar year. Landlord's failure to render a bill shall not be construed as a waiver by Landlord of any amount due. Tenant shall not be obligated to pay a quarterly installment more than 45 days in advance of the date the applicable installment of Impositions shall be due and payable to the taxing authority.

           (b) Tax Contributions means all Impositions if the Premises is assessed as a separate, single tax lot. If the Premises is not assessed as a separate tax lot, Tax Contributions shall be calculated in accordance with subsection 4.02(e).

           (c) (i) "Impositions" means all taxes, assessments, and governmental charges which shall be assessed, levied, or imposed against the Premises, the Building, the land underlying the Premises, all improvements located upon the Premises and the use of the Premises, Building and Building Lot, for each tax fiscal year occurring during the Term. "Impositions" includes taxes, assessments and other governmental charges which are special, extraordinary and unforeseen and assessments for public improvements to the extent provided in part (iii). "Impositions" also includes all substitutes for the taxes and charges referred to in this part (i) including a tax on rent. However, a substitute tax shall be an Imposition only to the extent that the tax would be payable under the assumption that the Premises were the sole asset of the Landlord and the income from the Premises were the sole revenue of the Landlord.

                (ii) Assessments shall be included or excluded from Impositions as follows:

                     (x) The word "Impositions" excludes any
           assessment for public improvements which is a Lien against the Premises as of the date of this Lease.

                     (y) If an assessment for public improvements not excluded by clause (x) is payable in installments and Landlord elects the installment method of payment, only the installments which come due during the Term shall be included in Impositions. If an assessment not excluded by clause (x) is payable in installments, and Landlord does not elect the installment method of payment, then Impositions shall include only the installments which would have come due during the Term had Landlord elected the installment method of payment.

                (iii) Impositions for any tax fiscal year occurring partially within the term shall be equitably pro-rated so that Tenant shall bear only such portion of Impositions attributable to periods occurring within the Term.

                (iv) Provided that Tenant shall pay all
Impositions when due, Landlord shall pay all Impositions to the taxing authorities on or before the date the Impositions are payable without accruing penalties or interest.

           (d) If the Premises is not assessed as a separate, single tax lot, the tax lot of which the Premises is a part is referred to in this Lease as the "Entire Tax Lot". The parties agree to cooperate with each other to cause the appropriate taxing authority to assess the Premises as a single tax lot separate from the balance of the Entire Tax Lot.

           (e) If the Premises is not assessed as a separate, single tax lot, the amount of Impositions with respect to the Premises shall be determined in accordance with the following:

                (i) Tax Contributions shall be equal to a fraction of all taxes, assessments and governmental charges (including any governmental charges levied in whole or in part in lieu of real estate taxes) which shall be assessed, levied or imposed against the Entire Tax Lot, including all improvements upon the Entire Tax Lot, for each tax fiscal year occurring during the Term. The numerator of the fraction shall be the fair market value of the Premises, including the Building, as of the tax assessment date. The denominator of the fraction shall be the fair market value of the Entire Tax Lot, including all improvements located upon the Entire Tax Lot, as of the tax assessment date.

                (ii) If the parties are unable to agree upon the fair market value of the Premises and the Entire Tax Lot respectively, the fair market values shall be determined by an appraiser who is a member of the American Institute of Real Estate Appraisers. If the parties are unable to agree upon the appointment of an appraiser, then Landlord shall select an appraiser and Tenant shall select an appraiser. The two appraisers shall select a third appraiser. The fair market values shall be determined by the third appraiser.

                (iii) If the two appraisers selected by Landlord and Tenant can not agree upon a third appraiser to be selected, than either party may apply to a court of competent jurisdiction to have the third appraiser selected.

                (iv) The determination of the third appraiser shall be conclusive evidence of the respective fair market values of the Premises and the Entire Premises.

                (v) In determining the respective fair market values of the Premises, the existence of this Lease may not be taken into consideration by the appraiser.

                (vi) Until the appraisal process is completed, Tenant shall make payments on account of Impositions in amounts reasonably estimated by Landlord.

           (f) Tenant shall have the right to conduct a tax appeal with respect to the premises. Prior to commencing an appeal, Tenant shall notify Landlord of Tenant's intention. Within ten days after receipt of Tenant's notice, Landlord shall have the right to conduct the appeal. Both parties shall cooperate with each other with respect to a tax appeal conducted by either party. If an appeal shall be conducted, after deducting the cost of the attorney's and appraisal fees any remaining refund shall be paid as follows:

                (i) entirely to Tenant if Premises is assessed as a separate, single tax lot; or

                (ii) to be divided equitably between Landlord and Tenant in the proportion that the refunded imposition was borne by the parties, if the Premises is not assessed as part of a separate, single tax lot.

           Section 4.03.  Payments of Rent.

           (a) "Additional Rent" means Tax Contributions, and any other charges Tenant is required to pay to Landlord, other than Basic Rent.

           (b) "Rent" means Basic Rent, Additional Rent and any other charges Tenant is required to pay to Landlord.

           (c) Except as otherwise provided, Rent shall be paid by good check made to the order of Landlord. Except as otherwise provided, Rent payments shall be placed in the United States mail addressed to Landlord at the place where notices to Landlord may be given. Rent shall be paid without setoff or deduction.


                             ARTICLE V

                           THE PREMISES

           Section 5.01.  Use of the Premises.

           (a) The Premises shall be used for general and executive offices purposes, including all uses incidental to those purposes, and for no other purpose. Landlord agrees that Tenant may use up to 15,000 square feet of the floor area of the Building for the conduct of retail sales.

           (b) The Premises shall be used solely in accordance with all applicable legal requirements.

           Section 5.02.  Indemnification.

           (a) Tenant hereby indemnifies Landlord against all liability arising from any and all Claims which:

                (i) arise from or are in connection with possession, use, occupation, management, repair, maintenance or control of the Premises;

                (ii) arise from or are in connection with the negligence or omission of Tenant or Tenant's agents in or about the Premises, Building Lot, or elsewhere;

                (iii) result from any Default, breach, violation or non-performance of a provision of this lease; or

                (iv) result in injury to person or property or loss of life sustained in or about the Premises.

           (b) "Claims" means any claims, suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions.

           (c) "Tenant's Agents" includes Tenant's employees, servants, licensees, tenants, subtenants, assignees, contractors and invitees.

           Section 5.03.  Liens.

           (a) If any Lien encumbers Landlord's interest in the Premises as a result of work done or authorized by Tenant or any other act or omission by Tenant, Tenant shall discharge the Lien, by bonding it or otherwise, within forty-five (45) days after the creation of the Lien.

           (b) "Lien" means: any interest, lien, charge, claim or encumbrance against the Premises, Tenant's leasehold interest in the Premises, the Building, or the Building Lot.

           Section 5.04.  Repairs and Compliance with Laws.

           (a) Upon reasonable notice from Tenant, Landlord shall make necessary structural repairs to the foundation and exterior walls of the Building, excluding all windows, plate glass, doors and any fixtures and appurtenances composed of glass and any damage caused by any act, omission or negligence of Tenant, or Tenant's Agents, employees, invitees and contractors. Until the first anniversary of the Commencement Date, Landlord shall maintain and repair the roof of the Building.

           (b) Except for the repairs Landlord is required to make in accordance with subsection 5.04(a), Tenant shall make all repairs necessary to maintain the Building and Building Lot in good order and repair and in a safe and dry condition. Tenant's obligation to perform repairs includes repairs to any heating or air conditioning equipment located within or servicing the Building exclusively; any sign installed by Tenant; the floor; to windows, plate glass and any other fixtures composed of glass; and to the Premises when the repairs are necessitated by any act or omission of Tenant or Tenant's Agents. From and after the first anniversary of the Commencement Date, Tenant shall maintain and repair the roof of the Building. Tenant's repairs shall comply with the following:

                (i) all applicable legal requirements which accrue from the date of this Lease and which are applicable to the performance of Tenant's Work; and

                (ii) all Insurance Requirements with respect to the Premises.

           (c) Tenant shall be solely responsible for cleaning the Premises.

           Section 5.05.  Compliance.

           Tenant shall observe and comply promptly with all present and future legal requirements and Insurance Requirements relating to or affecting the Premises or Tenant's use and occupancy of it. If any legal requirement or Insurance Requirement requires a repair, addition or alteration, Tenant's obligation shall be limited to those portions of the Premises which Tenant is required to repair in accordance with Section 5.04.

           Section 5.06.  Emergency Repairs.

           If, in an emergency, it shall become necessary to make promptly any repairs or replacements to the Premises, Landlord may re-enter the Premises and proceed to perform repairs. If repairs performed by Landlord were required to be made by Tenant, within thirty (30) days after Landlord renders a bill therefor, Tenant shall reimburse Landlord for the reasonable cost of making those repairs.

           Section 5.07.  Surrender of Premises.

           On the Expiration Date, Tenant shall quit and surrender the Premises broom clean, and in the state of repair in existence after the performance of Tenant's Work, reasonable wear and tear excepted, together with all alterations, installations, additions and improvements which may have been made in or attached on or to the Premises. Upon surrender, Tenant shall remove its personal property from the Premises, and Landlord may require Tenant to remove any installation or alteration made by Tenant, and restore the affected portion of the Premises to the condition delivered. Tenant shall not be required to remove partitioning, paneling, wall coverings or floor coverings.

           Section 5.08.  Alterations.

           (a) Except as provided for in subsection 5.08(b), Tenant may not make any alterations to the Premises without the prior written consent of Landlord. If Landlord grants its consent to any alterations, the alterations shall be performed in a good and workmanlike manner. Landlord hereby agrees not to unreasonably withhold its consent to interior non-structural alterations proposed to be made to the Building. All alterations made by Tenant shall comply with all applicable legal requirements and all Insurance Requirements. Upon completion of any alteration, Tenant shall deliver a set of as-built plans for that alteration to Landlord.

           (b) Provided that the alterations do not reduce the value of the Premises, Landlord's consent shall not be required for any set or combination of interior non-structural alterations to the Building costing less than Twenty-Five Thousand ($25,000.00) Dollars. Tenant shall advise Landlord prior to commencing any such alterations. Notwithstanding the foregoing, if the consent of any Mortgagee is required for any alteration proposed by Tenant, Tenant shall not commence that alteration until the Mortgagee consents. Landlord shall cooperate with Tenant in seeking any such consent.

           (c) Alterations shall be considered part of the Premises.

           Section 5.09.  Tenant's Equipment.

           (a) "Tenant's Equipment" means: racks and other movable trade fixtures, equipment, furniture and decorations installed in the Building by Tenant. However, heating, ventilating, air conditioning, plumbing, electrical, fire prevention, smoke and fire detection, burglar alarm and illumination equipment, installed by Tenant shall not be considered to be a part of Tenant's Equipment and shall be considered part of the Premises.

           (b) Tenant shall be entitled to affix Tenant's Equipment to, to install Tenant's Equipment in, and to remove Tenant's Equipment from, the Premises. Tenant's Equipment shall be the property of Tenant and shall not be deemed to be part of the Premises or subject to this Lease.

           (c) Upon the Expiration Date, Tenant shall remove
Tenant's Equipment. Upon removal of Tenant's Equipment, Tenant shall repair any damage to the Premises which shall have resulted from affixing, installing, or removing Tenant's Equipment.

           Section 5.10.  Insurance.

           (a) Tenant shall maintain comprehensive general liability insurance with respect to the Premises in amounts not less than Three Million ($3,000,000.00) Dollars for each occurrence or person as to personal injury and One Million ($1,000,000.00) Dollars for each occurrence as to property damage.

           (b) Tenant's insurance policy shall be issued by an insurer of recognized responsibility and shall be reasonably satisfactory to Landlord in form and substance. Landlord, and upon request of Landlord, any Mortgagee, Master Lessor or other designee of Landlord shall be named as additional insureds.

           (c) Upon the execution of this Lease by Tenant, Tenant's insurance policy shall be delivered to Landlord.

           (d) Tenant's insurance policy shall provide, in effect, that the policy may not be cancelled, reduced in amount, or modified by the insurer until at least twenty days after the insurer shall have notified Landlord and Tenant in writing.

           (e) Tenant may carry this insurance under a blanket insurance policy. If Tenant elects to do so, in lieu of the delivery of a copy of the actual insurance policy, Tenant may deliver a certificate of the insurance company evidencing the policy and required endorsements, and, upon the request of Landlord, a copy of a specimen policy which sets forth the terms and conditions of the coverage of the blanket policy.

           (f) "Insurance Requirements" means the applicable provisions of the insurance policy carried by Landlord covering the Premises; all requirements of the insurer of any such policy; and all orders, rules, regulations and other requirements of any insurance service office which serves the community in which the Premises are situated.

           Section 5.11.  Insurance Contributions.

           Tenant shall pay Insurance Contributions to Landlord in accordance with the following:

           (a) "Insurance Contributions" means Tenant's Pro Rata
Share of the cost of insurance maintained by Landlord with respect to the Building and Building Lot. Insurance Contributions shall be payable from and after the Commencement Date.

           (b) (i) "Insurance" includes fire insurance with extended coverage, rental insurance, and public liability insurance.

                (ii) Tenant shall pay monthly installments on account of Insurance Contributions to Landlord. Until changed in accordance with part (iii), the installments shall be an amount reasonably estimated by Landlord. Installments shall be due in advance. If the Commencement Date is not the first day of a month, Tenant shall pay a partial installment to Landlord on the Commencement Date. The partial installment shall be an equitable share of a full month's installment. If the Commencement Date is the first day of a month, a full installment shall be paid on the Commencement Date. Each subsequent installment shall be due on the first day of each succeeding month.

                (iii) For each Lease Year after the first Lease
Year, monthly installments payable on account of Insurance
Contributions for a Lease Year shall be the Insurance
Contributions for the preceding Lease Year divided by the number of months in the preceding Lease Year.

                (iv) If the monthly payments made by Tenant on account of the Insurance Contributions for any Lease Year are not sufficient to fully pay the Insurance Contributions for that Lease Year, Tenant shall pay the deficiency to Landlord. Tenant shall pay the deficiency within ten days after the Landlord renders its bill for the deficiency. If monthly payments on account of Insurance Contributions are in excess of Insurance Contributions for that Lease Year, Landlord shall reimburse Tenant for the excess payments at the end of that Lease Year.

           Section 5.12.  Destruction.

           (a) If the whole or any portion of the Building is damaged by fire or insurable casualty and this Lease is not terminated pursuant to subsection 5.12(b), rent shall abate from the date of such occurrence in the proportion that the portion of the Building rendered unusable bears to the entire floor area contained within the Building until the Building, or damaged portion of it, shall be rebuilt or repaired as provided in this Section. If Landlord shall carry full rental insurance for a period of at least one year, the extent to which rent shall abate shall be equal to the amount of rental insurance proceeds actually paid to Landlord.

           (b) If the Building shall be damaged by fire or other insurable casualty this Lease shall not be terminated except as set forth in this subsection. If the damage is not substantially repaired by Landlord in accordance with subsection 5.12(c) within one year after its occurrence, the rental abatement shall continue and Tenant may cancel this Lease by giving notice to Landlord within thirty days after the end of that year. If the Building shall be damaged by fire or other casualty to the extent of thirty percent or more of its replacement value during the last two years of the Term, either party shall have the right to cancel this Lease by giving notice to the other within ninety days following the casualty. Tenant hereby waives all other rights to terminate this Lease it may have by reason of damage to the Building or other portions of the Premises as a result of fire or other casualty pursuant to any presently existing or hereafter enacted statute or other law.

           (c) If all or any portion of the Building is damaged by fire or other casualty insurable under a standard fire insurance policy with standard extended coverage endorsements and this Lease is not terminated, Landlord shall, within a reasonable time after the occurrence, repair or rebuild the Building or the damaged portion to its condition immediately prior to the occurrence, except for leasehold improvements and alterations made by Tenant. Tenant shall be required to repair any damage to leasehold improvements and alterations made by Tenant.

           (d) If this Lease is cancelled in accordance with this section, Rent shall be equitably pro-rated as of the date of cancellation.

           Section 5.13.  Subrogation.

           (a) Landlord and Tenant hereby release each other and each other's officers, directors, employees and agents from liability or responsibility for any loss or damage to property covered by valid and collectable fire insurance with standard extended coverage endorsement.

           (b) This release shall apply not only to liability and responsibility of the parties to each other but shall also extend to liability and responsibility for anyone claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible.

           (c) This release shall not apply to loss or damage of property of a party unless the loss or damage occurs when the fire or extended coverage insurance policies of the party contain a clause or endorsement to the effect that any release shall not adversely affect or impair the policies or prejudice the right of the party to recover under it. Landlord and Tenant each agree that fire and extended coverage insurance policies covering the Building, Premises or their contents shall include this clause or endorsement as long as it shall be obtainable without extra cost, or, if extra cost shall be charged, so long as the other party pays the extra cost. If extra cost shall be chargeable, the party whose policy is subject to the extra cost shall advise the other, and of the amount of the extra cost.

           Section 5.14.  Taking of the Premises.

           (a) (i) "Taking" means: The Taking of, or damage to, all or part of the Premises as a result of the exercise of any power of eminent domain or purchase under threat thereof.

                (ii) "Taking Date" means: the date on which the condemning authority shall have the right to possession of all or part of the Premises.

                (iii) "Award" means the Award for, or proceeds of, any Taking less the expenses of collecting the Award, including fees of attorneys and appraisers.

           (b) (i) Landlord shall be entitled to the entire Award for any Taking of all or any part of the Premises. Tenant hereby assigns to Landlord any share of such Award which may be awarded to it. However, Tenant shall have a right to prosecute Tenant's separate claim for loss of its personal property, if any, relocation and moving expenses, and the unamortized value of the initial Tenant's leasehold improvements made by Tenant.

                (ii) For the purposes of this subsection (b), the unamortized value of Tenant's leasehold improvements shall be equal to the lesser of $500,000.00 or the cost of the initial leasehold improvements included as part of Tenant's Work, amortized on a straight line basis over ten years commencing on the Commencement Date.

                (iii) Tenant hereby waives and assigns to Landlord any right to any portion of the Award for the loss of its leasehold interest in the Premises.

           (c) (i) If there is a permanent Taking of more than twenty-five percent of the Building, either party shall have the option to cancel this Lease by giving notice to the other within ninety days after the Taking Date.

                (ii) If there is a permanent Taking of more than twenty-five percent of the parking spaces located within the Building Lot and Landlord does not agree to provide up to seventy-five percent of the previously available parking spaces in a location or locations reasonably satisfactory to Tenant, Tenant may cancel this Lease by giving Landlord notice within ninety days after the Taking. Landlord shall make all reasonable efforts to replace all Taken parking spaces with an equal number of ground level parking spaces in an area which shall be in compliance with applicable zoning laws, if any.

           (d) If this Lease is not cancelled, the following shall apply:

                (i) Landlord shall restore the Premises to the extent practical to render them reasonably suitable for the use as set forth in Section 5.01.

                (ii) The annual rate of Basic Rent shall be reduced in accordance with the following:

                     (x) The applicable per square foot annual rate or rates of Basic Rent shall be reduced by an amount. The amount by which Basic Rent shall be reduced shall be the product of the applicable per square foot annual rate or rates of Basic Rent multiplied by the number of square feet of the Building Taken; and

                     (y) Any reduction in the annual rate of
           Basic Rent shall be effective as of the Taking Date.

                (iii) For the purposes of this subsection (d), the floor area of the Building shall be deemed to be 83,764 square feet.

           (e) If this Lease is cancelled in accordance with this section, Rent shall be equitably pro-rated as of the date of cancellation.

           Section 5.15.  Insurance Requirements.

           Tenant agrees to comply with all of Insurance Requirements relating to or affecting the Premises. If, as a result of Tenant's failure to do so or as a result of or in connection with the use to which the Premises is put by Tenant, the insurance rates applicable to the Premises shall be increased, Tenant shall pay to Landlord, on demand, the portion of the premiums for all insurance policies that shall be attributable to the increase caused by Tenant. If any such requirement requires a repair, addition or alteration to the Premises, Tenant's obligations shall be limited to those portions of the Premises which Tenant is required to repair in accordance with Section 5.04.

           Section 5.16.  Access to Premises, Easement for Pipes.

           (a) Landlord and any Mortgagee of the Premises shall each be entitled to:

                (i) inspect the Premises at reasonable times and upon reasonable notice; and

                (ii) access to the Premises for the purpose of exercising Landlord's rights under this Lease.

           (b) Landlord hereby reserves the following rights and privileges:

                (i) an easement for all existing wires, pipes, lines, conduits and related installations now running in, on, under or over the Premises to remain in the locations in which they are situated;

                (ii) an easement to install new wires and new pipes, wires, conduits and related installations in, on, over, and under the Premises, as long as such new installations do not unreasonably interfere with Tenant's use of the Premises, Landlord shall repair any damage caused by the Premises by any such action. The work shall be performed at reasonable times and upon reasonable advance notice; and

                (iii) a non-exclusive easement for persons and vehicles to pass over the existing roadways at the Building Lot to and from the entrance and exitways at the Premises and the other premises presently owned by Landlord which is adjacent to the Premises, including but not limited to the right to use all existing driveways.

           (c) Tenant shall not erect any barriers or other installations which shall interfere with Landlord's rights under this Section.

           (d) In exercising Landlord's rights of entry under this Section, Landlord shall give Tenant such oral or written notice as shall be reasonable under the circumstances.

           Section 5.17.  Signs on the Premises.

           Tenant may install signs at the Premises. Tenant's signs must comply with all applicable legal requirements. Tenant shall apply for and pay the cost of all permits and approvals required in connection with Tenant's signs. Landlord shall join in those applications, if necessary.


                            ARTICLE VI

                             UTILITIES


           Section 6.01.  Electricity.

           Landlord is presently supplying electricity service to the Premises. That service is measured by an existing check meter or meters. Tenant shall maintain those meters and shall pay to Landlord the cost of electricity service measured by those meters. The payment shall be due within ten days after Landlord renders its bill. The amount of the payment shall be equal to the amount of consumption during the period in question as measured by the meter(s) multiplied by a rate which shall not exceed the rate, including any surcharge or fuel adjustment, which Tenant would otherwise be obligated to pay to the utility company if electricity were supplied to the Premises directly by the utility company. Upon sufficient advance notice, Landlord may elect to discontinue supplying electricity service to the Premises. If Landlord does so, Tenant shall be obligated to arrange with the utility company servicing the Premises for electricity service on Tenant's account.

           Section 6.02.  Gas.

           Tenant shall arrange with the utility company servicing the Premises for gas service (if applicable), on Tenant's account, to be provided to the Premises. If necessary, Tenant shall install a gas meter or meters. Tenant shall maintain any meter. Tenant shall pay for all gas service used at the Premises.

           Section 6.03.  Water.

           Tenant shall arrange with utility company servicing the Premises for water, on Tenant's account, to be provided to the Premises. If necessary, Tenant shall install a water meter or meters. Tenant shall maintain any meter. Tenant shall pay for all water used at the Premises.

           Section 6.04.  Frontage of Other Charges.

           If any sewer rent, frontage charge or any similar charge is imposed in connection with Tenant's consumption of water or usage of the water system or sewerage system servicing the Premises, Tenant shall promptly pay those charges directly to the governmental authority or utility company imposing those charges.

           Section 6.05.  Heat, Air Conditioning and Hot Water.

     (a) Tenant shall pay for its own for heat, air conditioning, if any, and hot water at the Building.

           (b) Tenant agrees to maintain heat at the Building at all times at a level reasonably estimated by Landlord to keep waterpipes and sprinklers, if any, in the Building from freezing and to otherwise prevent damage to the Building.

           (c) Tenant shall be permitted to use all existing utility lines and conduits located within the Premises and servicing the Building.


                           ARTICLE VII.

                  PARKING AREAS AND BUILDING LOT


           Section 7.01.  Supplementary Parking Area.

           The Supplementary Parking Area is a portion of a parking area located within the premises adjacent to the Premises. The Supplementary Parking Area is located as shown on Exhibit A. Landlord shall have the right to relocate the Supplementary Parking Area from time to time to other locations within that adjacent Premises. Tenant shall have the right to use up to 209 exclusive parking places with respect to the Premises. If the Premises does not contain 209 spaces, then Tenant shall have the exclusive use of a number of parking places located within the

Supplementary Parking Area equal to the difference between 209 and the number of parking place located upon the Premises. Tenant shall also have the right to use 141 non-exclusive parking places within the Supplementary Parking Area. Tenant shall have 24 hour access to the Supplemental Parking Area.

           Section 7.02.  Maintenance of Building Lot.

           Tenant shall maintain, repair and clean the Building
Lot in order to keep the Building Lot in good order and repair throughout the Term.

           Section 7.03.  Supplementary Parking Area Contributions.

           (a) Tenant shall pay to Landlord within 30 days after Landlord renders a bill therefor, Tenant's share of the reasonable costs incurred by Landlord in operating, repairing and maintaining the Supplementary Parking Area, including the cost of cleaning, real estate taxes, patching, striping, lighting, and snow removal. Except for repaving, Tenant shall not be obligated to contribute towards the cost of improvements of a capital nature. Tenant's share of the cost shall be in proportion to a fraction. The numerator of the fraction shall be the number of spaces, exclusive and non-exclusive, which Tenant has the right to use at the Supplementary Parking Area. The denominator of the fraction shall be the number of parking places located within the Supplementary Parking Area which Tenant and other tenants at the premises adjacent to the Premises have the right to use. Landlord shall render no more than 12 bills each year.

           (b) Landlord shall maintain records of the expenses incurred by Landlord with respect to the Supplementary Parking Area. The records shall be kept at Landlord's principal office. Upon reasonable notice, from time to time, Tenant shall have the right to inspect and audit those records. The records shall be maintained until the first anniversary of the date Landlord renders a bill with respect to those expenses.

           (c) Landlord's failure to render a bill for any period occurring during the Term shall not be construed as a waiver of Landlord's right to any payment due under this Section.

           (d) Tenant shall only be required to bear its share of those expenses incurred during the Term. This provision and Tenant's liability under this Section shall survive the expiration or termination of this Lease.

           (e) Landlord agrees to repair and maintain the Supplementary Parking Area in a reasonable manner and to commence to remove snow from it within a reasonable time after the end of a snow fall.

                           ARTICLE VIII

                     INTERESTS IN THE PREMISES
                     AND TRANSFER OF INTEREST

           Section 8.01.  Assignment of Tenant's Interest.

           (a) Tenant shall not assign its leasehold interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent. Subject to Landlord's rights under subsection 8.01(b), Landlord's consent to an assignment of this Lease or a subletting of the entire Premises shall not be unreasonably withheld. No assignment or subletting shall relieve Tenant of any obligations under this Lease. A transfer of a controlling interest in Tenant's stock shall be regarded as an assignment in the context of this Section 8.01.

           (b) (i) Prior to listing the Premises with a broker, offering the Premises to others, or advertising the availability of the Premises, Tenant agrees to notify Landlord if Tenant desires to assign this Lease or sublet the entire Premises to any party other than a party referred to in subsection 8.01(e).

                (ii) If Tenant shall seek to assign this Lease or sublet the whole of the Premises to an unaffiliated party, Tenant shall notify Landlord of the identity of the proposed assignee or sublessee and deliver to Landlord an executed counterpart of the assignment agreement or sublease. Upon receipt by Landlord of Tenant's notice given in accordance with this part (ii), Landlord shall have the option to terminate this Lease. Landlord may exercise its option to terminate this Lease by giving Tenant written notice not later than sixty days after receipt of that notice. If Landlord shall exercise its option to terminate this Lease, the Lease shall terminate on the date rent under the proposed sublease shall be scheduled to commence or the effective date of the assignment. Any sublease or assignment shall be entered into expressly subject to Landlord's rights under this part (ii).

                (iii) Upon termination, Landlord shall be relieved of all obligations or liabilities set forth in this Lease, except for accrued liabilities and except for those liabilities which specifically are to survive a termination or cancellation of this Lease. Upon termination and surrender of possession of the Premises in accordance with Section 5.07, Tenant shall be relieved of all obligations or liabilities set forth in this Lease, except for accrued liabilities and except for those liabilities which specifically are to survive a termination or cancellation of this Lease.

           (c) An assignment of Tenant's leasehold interest shall not be effective unless and until assignor shall give notice of the assignment to Landlord and the assignee assumes all of Tenant's obligations under this Lease. A sublease shall not be effective unless and until Tenant shall deliver to Landlord an originally executed counterpart of the sublease agreement.

           (d) The provisions of this Section shall apply to Tenant, its sublessees, successors or assigns.

           (e) Landlord hereby consents that Tenant may assign this Lease or sublet the entire Premises to Tenant's parent, any subsidiary or affiliate of Tenant, to any corporation which merges with Tenant or to any party which purchases all or a substantial portion of the assets or stock of Tenant. The provisions of subsection 8.01(b) shall not apply to any such assignment or subletting.

           Section 8.02.  Estoppel Certificates.

           (a) Within ten days after request therefor, either party shall deliver an Estoppel Certificate to the other party.

           (b) An Estoppel Certificate shall set forth the following statements to the best of the knowledge of the party certifying:

                (i) that this Lease has not been supplemented or amended; or if it is alleged that this Lease shall have been supplemented or amended, the manner in which it has been supplemented or amended shall be specified;

                (ii) that this Lease is not in full force and effect, or if it is alleged that this Lease is not in full force and effect, the reasons for the allegations shall be specified;

                (iii) the date to which Basic Rent and Additional Rent have been paid; and

                (iv) that there exists no condition which constitutes an Event of Default; or if it is alleged that such condition exists, the nature of the condition shall be specified.

           (c) An Estoppel Certificate may be relied upon by the party requesting it or any other person to whom the Estoppel Certificate may be exhibited or delivered. The contents of each Estoppel Certificate shall be binding on the party which executed it.

           Section 8.03.  Subordination.

           (a) Tenant shall subordinate the lien of this Lease to each Mortgage or Master Lease which may encumber the Premises from time to time, and Tenant hereby agrees to attorn to any Mortgagee or Master Lessor upon the request of either.

           (b) (i) "Mortgage" means: any mortgage, deed of trust or deed to secure debt which encumbers all or part of the Premises, any modification, consolidation or extension of any of the foregoing instruments; and any spreading agreements.

                (ii) "Mortgagee" means:  the holder of a Mortgage.

                (iii) "Master Lease" means a lease of the Premises or a lease of the ground underlying the Premises between the owner thereof, as lessor, and Landlord, as lessee, giving rise to Landlord's rights and privileges in the Premises or the underlying land as the case may be.

                (iv) "Master Lessor" means: the owner from time to time of the lessor's interest under a Master Lease.

           (c) Notwithstanding the provisions of subsection 8.03.(a), this Lease shall not be subordinate to any Master Lease or Mortgage, unless the Master Lessor or Mortgagee shall agree in writing to the effect that this Lease and Tenant's rights under it in the event of a termination of the Master Lease or a foreclosure of the Mortgage, respectively shall not be terminated.

           (d) If the agreements referred to in subsection 8.03(c) are not executed by the existing Mortgagee and Master Lessor within 60 days after fully executed counterparts of this Lease are exchanged by Landlord and Tenant then, Tenant shall have the right to cancel this Lease by notifying Landlord within ten days following that 60 day period. Tenant's sole remedy for the failure of a Mortgagee of Master Lessor to execute such an agreement shall be the right to cancel this Lease. If Tenant elects to cancel this Lease, both parties shall be relieved of all further liability under it.

           Section 8.04.  Transfer of Landlord's Interest.

           (a) The following shall apply if Landlord's interest in the Premises is a leasehold interest: "Landlord" means: the owner of the Premises or the Mortgagee in possession of the Premises for the time being. Each time the Premises is sold, the Seller shall be entirely relieved of all obligations and liability as Landlord under this Lease, accruing after the date of the transfer. If a person who owns the Premises leases its reversionary interest in the Premises to another person subject to the lien of this Lease, the lessor shall be relieved of all of its liability as Landlord under this Lease, accruing after the date of the transfer.

      (b) The following shall apply if the Landlord's interest in the Premises is a leasehold interest: "Landlord" means: only the owner of the leasehold estate in the Premises under a lease of the reversionary interest in the Premises. Each time that leasehold interest is assigned, the assignor shall be entirely relieved of any obligations or liability under this Lease, accruing after the date of the transfer. If the owner of the leasehold estate also becomes the owner of the fee interest, subsection (a) of this Section 8.04 shall apply instead of this subsection.

           Section 8.05.  Brokerage.

           Tenant represents that there was no broker or other party, instrumental in consummating this Lease and no conversations or prior negotiations were had with any broker or other party concerning the renting of the Premises. Tenant agrees to hold Landlord harmless against any claims for brokerage commission or compensation arising out of any conversation or negotiation had by Tenant with any broker or other party.

           Section 8.06.  Financial Statements.

           On or before June 1st of each year, Tenant shall deliver a complete financial statement of Tenant for Tenant's fiscal year ending immediately prior to that June 1st. The statement shall be certified as correct by an independent certified public accountant.

           Section 8.07.  Landlord's Representation.

           Landlord hereby represents as follows:

                (i) Landlord is the holder of a leasehold estate in the Premises and premises adjacent to the Premises.

                (ii) Landlord's leasehold estate extends beyond the Expiration Date of this Lease.

                (iii) The Premises is encumbered by a Mortgage granted to John Hancock Life Insurance Company to insure a debt having an initial principal amount of $5,500,000.00.

                (iv) No other Mortgage encumbers the Premises.

                (v) Annexed as Exhibit C is a photocopy of a title policy issued as of August 15, 1973.

                (vi) The unrecorded sidetrack agreement referred to in the deed recorded in Book 4036, Page 580 does not materially adversely offset Tenant's use of the Premises and shall not require Tenant to pay for the use of it (unless
Landlord shall hereafter permit Tenant to use it).

                (vii) There have been no changes in the state of title to the Premises or state of facts shown on the survey dated March 5, 1973 by John A. Doolittle & Co. since August 15, 1973 which would materially adversely affect Tenant's use of the Premises.

           Tenant agrees to order a title report for the Premises If the title report shall reveal any condition or title defect which renders Landlord's representation set forth in part (vi) incorrect, Tenant's sole remedy shall be to cancel this Lease by giving notice to Landlord within 45 days after the date of this Lease. Tenant's notice must set forth the contended defect.


                            ARTICLE IX

                  DEFAULTS, DISPUTES AND REMEDIES

           Section 9.01   Events of Default of Tenant.

           (a) Each of the following events shall constitute an "Event of Default" by Tenant under this Lease:

                (i) If Tenant fails to pay any Rent when due, and Tenant does not cure the failure within ten days after Landlord shall have given notice to Tenant of such failure.

                (ii) If Tenant fails to comply with any of its other obligations of this Lease, and Tenant does not cure the failure within twenty days after Landlord shall have given notice to Tenant of such failure. However, if the obligations is of such a nature that it can not be performed within that twenty day period, Tenant shall not be deemed to be in default if Tenant commences to perform the obligations within that twenty day period and diligently prosecutes the performance to completion.

           Section 9.02.  Rights and Remedies Upon Default.

           If an Event of Default occurs with respect to Tenant, Landlord shall be entitled to take any action it deems advisable, from time to time, under any one or more of the provision of this
Section 9.02 or Section 9.03.

           (a) Landlord may proceed as it deems advisable, at law or in equity, to enforce the provisions of this Lease.

           (b) Landlord may notify Tenant that this Lease shall terminate on a date specified in the notice, and this Lease shall terminate on the date so specified. Notwithstanding such termination, Tenant's liability under this Lease shall survive.

           (c) Landlord may reenter the Premises and may repossess the Premises by summary proceedings, ejectment or otherwise. Landlord may dispossess Tenant and may remove Tenant from the Premises without further notice to Tenant.
Notwithstanding any such repossession, re-entry or ejectment, Tenant's liability under this Lease shall survive.


           (d) Landlord may relet the Premises as a whole or in part and for such term and extensions as Landlord determines. The term and extensions may be greater or less than the period which would have constituted the balance of the Term if this Lease had not been terminated.

           (d) Tenant shall pay the following amounts to Landlord, as liquidated and agreed current damages, on each date when an installment of Rent would have been payable if this Lease had not been terminated:

                (i) The installment of Rent which would have been payable on that date, minus the rent (if any) received by Landlord with respect to the reletting of the Premises during the period with respect to which such installment of Rent would have been payable, plus

                (ii) All amounts paid by Landlord during such period representing (x) other charges that would have been payable by Tenant if this Lease had not been terminated; and (y) Landlord's out-of-pocket expenses of reentering, repossessing and reletting the Premises including attorneys' reasonable fees and disbursements, commissions of brokers, fees of architects and engineers in connection with any renovation or alteration, and the cost of painting, altering or dividing the Premises.

           (f) (i) At Landlord's option, Tenant shall pay liquidated and agreed final damages to Landlord in the amounts set forth as follows: liquidated and agreed final damages shall be all Basic Rent and a reasonable estimate of Additional Rent payable by Tenant under this Lease, for the balance of what would have been the Term had Landlord not exercised its option under subsection (b), discounted at present worth at the annual rate of ten percent minus the fair rental value of the Premises for the same period discounted to present worth at the same rate.

                (ii) If Landlord exercises its option under part
(i) and Tenant pays the amount required to be paid under part
(i), Tenant shall be discharged from all obligations under this Lease except for any obligations which shall have accrued prior to the date of the termination under subsection (b).

           (g) If this Lease is cancelled pursuant to this Article IX, or if the Premises is repossessed pursuant to this Article
IX, Tenant waives any right of redemption, reentry or repossession and any right to a trial by jury in the event of summary proceedings.

           Section 9.03.  Landlord's Right to Cure Potential Defaults.

           If Tenant shall fail to perform any of its obligations under this Lease, after notice which is reasonable under the circumstances is given to Tenant, Landlord shall have the right to perform the obligation for the account and at the expense of Tenant whether or not an Event of Default shall have occurred. In connection therewith, Landlord may pay any reasonable expenses necessary for such performance. If Tenant fails or refuses to reimburse Landlord for the expenses, any fees of attorneys or other professionals incurred in connection with such performance, and interest at the highest rate legally allowable under the circumstances, that amount shall be added to the next installment of Basic Rent.

           Section 9.04.  Exculpation.

           Landlord shall have absolutely no personal liability with respect to any provision, of this Lease. In case Landlord shall be a joint venture, partnership, tenancy in common, association or other type of joint ownership, the members of the venture, partnership, association or other form of joint ownership shall have absolutely no personal liability with respect to any provision of this Lease. If Tenant shall contend that Landlord shall have any liability to Tenant, Tenant shall look solely to the equity of the owner of the Premises at the time the liability arose for the satisfaction of any remedies of Tenant. If Landlord's interest is a leasehold interest, Tenant shall look solely to the leasehold interest for the satisfaction of any remedies. This exculpation of liability shall be absolute and without exception.

           Section 9.05.  Waiver of Right of Redemption.

           Tenant hereby expressly waives (to the extent legally permissible), for itself and for all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided for in this Lease.

           Section 9.06.  Waiver of Trial By Jury.

           Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by Landlord against Tenant on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.


                             ARTICLE X

                     INTERPRETATION AND NOTICE

           Section 10.01. Interpretation.

           Captions and headings used in this Lease are for reference only. They shall not affect the interpretation of any portion of this Lease. The use of the word "it" or "its" in reference to a party shall be a proper reference even if that party is a partnership, an individual or two or more individuals. A provision that requires a party to perform an action shall be construed as requiring the party to perform the action or to cause the action to be performed, at that party's sole cost and expense except when expressly provided to the contrary. A provision that prohibits a party from performing an action shall be construed as prohibiting such party from performing the action and requiring the party to take all practical and legal steps to prevent others from performing the action. "Including" means:
"including but not limited to". "Repair" includes the words "replacement and restoration", "replacement or restoration", "replace and restore", "replace or restore", as the case may be. The singular includes the plural; the plural includes the singular. "Any" means: "any and all". The term "reentry" shall not be restricted to its technical legal meaning. If any provision of this Lease shall be held to be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by Law.

           Section 10.02. Communications.

           (a) Notices, requests, consents, approvals and other communications under this Lease shall be effective only if in writing, if mailed by registered or certified mail, return receipt requested, postage prepaid, and if properly addressed.

           (b) Communications shall be properly addressed only if addressed as follows:

                (i) if intended for Landlord, the communication shall be addressed as set forth on page 1, Attention: Real Estate Department, or such other address as Landlord designates by giving notice thereof to Tenant, with a copy thereof to Zissu Berman Halper Barron & Gumbinger, 450 Park Avenue, New York, New York 10022.

                (ii) if intended for Tenant, the communication shall be addressed as set forth on page 1, Attention: Vice President, Finance or to such other address as Tenant designates by giving notice thereto to Landlord with a copy thereof to Rosenman Colin Freund Lewis & Cohen, 575 Madison Avenue, New York, New York 10022.

           (c)  All notices shall be effective when received.

           Section 10.03. Covenant of Quiet Enjoyment.

           Landlord covenants that if Tenant pays the rent and all other charges provided for in this Lease, performs all of its other obligations, and observes all of the other provisions of this Lease, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord, subject to the terms of this Lease.

           Section 10.04. Heirs, Successors and Assigns. This Lease may not be changed or cancelled orally. This Lease shall be binding upon the heirs, executors, administrators, personal representatives, assigns and successors of the parties hereto.

           Section 10.05. Counterparts and Exhibits. All exhibits attached to this Lease are intended to be part of this Lease. More than one counterpart of this Lease has been executed, but each such counterpart shall constitute but one and the same instrument.

           Section 10.06. Execution. Notwithstanding anything to the contrary, this Lease shall not be in force and effect and shall not be binding upon any party unless and until actual and complete counterparts of this Lease are properly executed by Landlord and Tenant or by their respective duly authorized officers, and such fully executed counterparts are exchanged by, or delivered to each party.

           Section 10.07. Com????????.

           (a) Notices, requests, consents, approvals and other communications ??? this Lease shall be effective only if in writing, if mailed by registered or certified mail, return receipt requested, postage prepaid, and if properly addressed.

           (b) ??????? shall be ???????? addressed only if ???????? ?????? ?????????.

           To signify its agreement to this instrument, Landlord and Tenant have each caused this instrument to be executed and attested to by their respective duly authorized officers.


ATTEST:                               LANDLORD:

                                      VORNADO, INC.


  /s/ Thomas Seiler                   By: /s/ Frederick Zissu
----------------------------            -------------------------
      THOMAS SEILER                      FREDERICK ZISSU
       SECRETARY                        CHAIRMAN OF THE BOARD


ATTEST:                               TENANT:

                                      POPULAR SERVICES, INC.


                                      By: /s/ James D. Rose
----------------------------            -------------------------
    Assistant Secretary                     Vice President